EXHIBIT 99.1
[GRAPHIC OMITTED]
  TOMPKINS
   TRUSTCO INC.

                                                   For more information contact:
                                                 James J. Byrnes, Chairman & CEO
                                                      James W. Fulmer, President
                                                          Francis M. Fetsko, CFO
                                             Tompkins Trustco, Inc. 607.273.3210


                              For Immediate Release
                            Friday, December 16, 2005

             Tompkins Trustco Announces Leadership Succession Plan
      Byrnes Announces Plan to Step Down as CEO of Tompkins Trustco in 2007


ITHACA, N.Y.--(BUSINESS WIRE)--December 16, 2005--Tompkins Trustco, Inc. (AMEX:
TMP) The Tompkins Trustco, Inc. Board of Directors has adopted a management succession plan under which its Chief Executive Officer, James J. Byrnes, will retire from that role as of January 1, 2007. Stephen S. Romaine, current President and Chief Executive Officer of Tompkins' subsidiary, Mahopac National Bank, has been named as Byrnes' replacement. Byrnes, who will remain as Chairman of the Board of Tompkins Trustco, has served as the CEO of Tompkins Trustco since its founding in 1995 and, prior to that, as CEO of Tompkins Trust Company since 1989.

During his tenure, the Company has enjoyed record growth in both assets and earnings. As CEO, Byrnes has helped guide the Company's strategy of expansion in banking, securities/investments, and insurance brokerage lines of business, including the Company's recently announced agreement to acquire AM&M Financial Services.

Under the succession plan, James W. Fulmer will be appointed a Vice Chairman of the Board of Tompkins Trustco, effective January 1, 2007. Fulmer will also continue to serve as Chairman, President and Chief Executive Officer of The Bank of Castile. Stephen E. Garner, who succeeded Mr. Byrnes as President and CEO of Tompkins Trust Company in 2003, will continue in that role as head of Tompkins Trustco's largest subsidiary.

"I am especially proud of the leadership team that we have developed to carry our Company forward. Steve Romaine already enjoys a strong and positive relationship with our senior executives. Jim Fulmer plays a major role in continuing to build the Tompkins Trustco organization as a strong advocate for all of our shareholders. Steve Garner has proven to be a great contributor as a key member of our corporate leadership team," said Byrnes.

"I feel privileged to work within the Tompkins Trustco organization and would like to thank the Board for this opportunity. I look forward to working with Jim Byrnes, my colleagues and the Board on this transition over the next year. I believe our vision and values are strong and our team is prepared to both adapt to our future and take advantage of its opportunities ahead," added Romaine.

Tompkins Trustco, Inc. operates 34 banking offices in the New York State markets served by the Company's subsidiary banks - Tompkins Trust Company, The Bank of Castile, and Mahopac National Bank. Through its community banking subsidiaries, the Company provides traditional banking services, and offers money management services through Tompkins Investment Services (a division of Tompkins Trust Company). The Company also offers insurance services through its Tompkins Insurance Agencies, Inc. subsidiary, an independent agency serving individuals and business clients throughout Western and Central New York. Each Tompkins subsidiary operates with a community focus, meeting the needs of the unique communities served.

"Safe Harbor" Statement under the Private Securities Litigation Reform of 1995:
This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risk, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.